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                                                                      Exhibit 11

                           STATER BROS. HOLDINGS INC.
                    CALCULATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)
          (IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)


                                                      13 Weeks Ended
                                                --------------------------
                                                 Dec. 26,        Dec. 24,
                                                   1999            2000
                                                ----------      ----------
Net income                                      $    1,852      $    1,822

Earnings per common share                       $    37.04      $    36.44
                                                ==========      ==========

Average common shares outstanding                   50,000          50,000
                                                ==========      ==========

Common shares outstanding at end of period          50,000          50,000
                                                ==========      ==========


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